Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces Fourth Quarter 2018 Results
Including Growth in the Americas and EMEA Regions

AUSTIN, TEXAS (March 25, 2019) - FalconStor Software, Inc. (OTCQB: FALC), a market leader in software-defined storage and data management, today announced financial results for its fourth quarter ended December 31, 2018.

Key Financial Highlights for the Fourth Quarter of Fiscal 2018:

•	Achieved Non-GAAP Operating Income of $0.7 million, marking the sixth consecutive quarter of Non-GAAP Operating profitability.

•	On October 9, 2018, we closed on the final tranche of our previously announced Financing of Units, providing the Company an additional $1,000,000 of gross proceeds from new investors.

•	Cash and cash equivalents increased to $3.1 million from $1.0 million at December 31, 2017.

Key Highlights

•
Our FreeStor solution was renamed FalconStor Data Mastery Platform to more accurately reflect the product’s full value proposition for large enterprises with complex IT environments. It includes native cloud functionality, newly validated for AWS and in the validation process for additional leading public cloud services.

•	Our Virtual Tape Library with Deduplication solution was validated for AWS S3, enabling customers to migrate virtual tapes to AWS S3 object storage to achieve low-cost tape archive in the cloud.

•	We have accomplished moving 100% of our go-to-market through the channel, and we are deepening our relationships with existing partners and recruiting and welcoming new partners.

“I am pleased with the operating profitability which continued through the fourth quarter, and the growth delivered in our Americas and EMEA regions.” said Todd Brooks, CEO FalconStor. “Momentum going into 2019 is positive as billings in our Americas and EMEA markets increased 21% and 40%, respectively, as compared to Q4 of 2017."

Additional Financial Highlights for the Fourth Quarter 2018

While our Non-GAAP Operating Income was $0.7 million for the quarter, we recorded a GAAP Net Loss for the three months ended December 31, 2018 of $0.4 million, as compared to GAAP Net Income of $1.1 million for the same period of the previous year, in part as a result of the impact of new revenue recognition guidance, in addition to other non cash restructuring charges incurred in connection with our cost reduction efforts.

Overall, total revenue for the three months ended December 31, 2018 was $4.8 million as compared to $6.3 million in the prior year period. This decline in revenue was significantly impacted by our adoption of new revenue recognition accounting guidance under Topic 606 on January 1, 2018 using the modified retrospective transition method, which resulted in a $1.2 million decrease in revenue.

Net cash used by operations decreased by $1.1 million to $1.5 million for the twelve months ended December 31, 2018, as compared to $2.6 million of net cash used by operations for the twelve months ended December 31, 2017.

We ended the quarter with $3.1 million of cash and cash equivalents, as compared to $1.0 million at December 31, 2017.

	Three Months Ended,
(in millions except per share data)	December 31, 2018	September 31, 2018	December 31, 2017
Revenue	$4.8	$4.1	$6.3
Non-GAAP Expenses	$4.0	$4.0	$4.7
Non-GAAP Gross Margin	81%	83%	83%
Non-GAAP Operating Income (Loss)	$0.7	$0.1	$1.5

Non-GAAP results above exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release.

	Three Months Ended December 31,				Change Period to Period
(in millions except per share data)	2018		2017
Total revenue	$4.8	100%	$6.3	100%	$(1.5)	(24)%
Total cost of revenue	$0.9	19%	$1.1	17%	$(0.2)	(18)%
Total operating expenses	$3.6	75%	$3.8	61%	$(0.2)	(6)%
GAAP operating income (loss)	$0.3	7%	$1.4	22%	$(1.1)	(77)%

	Twelve Months Ended December 31,				Change Period to Period
(in millions except per share data)	2018		2017
Total revenue	$17.8	100%	$25.2	100%	$(7.3)	(29)%
Total cost of revenue	$3.0	17%	$5.5	22%	$(2.6)	(46)%
Total operating expenses	$14.9	84%	$18.6	74%	$(3.7)	(20)%
GAAP operating income (loss)	$—	—%	$1.0	4%	$(1.1)	*

Conference Call  and Webcast Information

The Company will host a conference call to discuss its financial results on Monday, March 25, 2019 at 3:30 p.m. CDT. To participate in the conference call, please dial:

Toll Free: 1-800-458-4121
International: +1-323-794-2093
Conference ID: 6222316

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://www.webcaster4.com/Webcast/Page/1960/29026

A conference call replay will be available beginning March 25th at 6:30 PM CDT through 6:30 PM CDT on April 1st. To listen to the replay of the call, dial:

Toll Free: 1-888-203-1112
International: 1-719-457-0820
Passcode: 6222316

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software

FalconStor Software, Inc (OTCQB: FALC ) empowers IT professionals to achieve mastery of their data - an organization’s most precious asset - so they can responsibly push the boundaries of what’s possible in the digital economy. The company’s award- winning flagship solution, FreeStor®, is a modern, comprehensive and easy-to-use global data mastery software platform that gives IT professionals centralized data management control across all their resources to reduce operational costs, lower risk, and avoid technology compromises. FalconStor’s vendor- and hardware-agnostic solutions are designed to work with existing investments across complex environments, including legacy data centers, hyper-converged infrastructure, cloud, and hybrids.
Founded in 2000, FalconStor is headquartered in Austin, Texas and has additional offices in New York, Europe and Asia. Our solutions are available and supported by a vast network of system integrators and resellers. For more information, please visit www.falconstor.com.
 # # #
FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.
Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION
For more information, contact:
Brad Wolfe
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,059,677	$1,011,472
Accounts receivable, net	3,605,411	4,168,015
Prepaid expenses and other current assets	1,909,846	1,244,494
Inventory	14,885	—
Deferred tax assets, net	—	—
Contract assets, net	637,179	—
Total current assets	9,226,998	6,423,981
Property and equipment, net	433,935	636,112
Deferred tax assets, net	545,044	590,977
Software development costs, net	88,769	279,414
Other assets, net	919,609	992,760
Goodwill	4,150,339	4,150,339
Other intangible assets, net	91,334	141,631
Contract assets, net	516,643	—
Total assets	$15,972,671	$13,215,214
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$551,389	$1,092,864
Accrued expenses	2,879,473	4,376,235
Short-term loan, net of debt issuance costs and discounts	—	370,151
Deferred tax liabilities, net	—	—
Deferred revenue, net	6,859,592	11,760,327
Total current liabilities	10,290,454	17,599,577
Other long-term liabilities	1,549,692	1,154,512
Notes payable, net	3,124,827	—
Deferred tax liabilities, net	297,890	85,559
Deferred revenue, net	2,506,898	6,600,363
Total liabilities	17,769,761	25,440,011
Commitments and contingencies
Series A redeemable convertible preferred stock	9,756,706	9,000,000
Total stockholders' deficit	(11,553,796)	(21,224,797)
Total liabilities and stockholders' deficit	$15,972,671	$13,215,214

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenue:
Product revenue	$1,841,028	$2,422,280	$5,766,532	$8,972,112
Support and services revenue	2,931,187	3,859,409	12,071,374	16,188,451
Total revenue	4,772,215	6,281,689	17,837,906	25,160,563
Cost of revenue:
Product	285,517	115,971	414,149	785,535
Support and service	598,858	967,182	2,563,755	4,755,464
Total cost of revenue	884,375	1,083,153	2,977,904	5,540,999
Gross profit	$3,887,840	$5,198,536	$14,860,002	$19,619,564
Operating expenses:
Research and development costs	915,511	980,392	3,913,337	6,517,050
Selling and marketing	1,243,767	831,664	4,453,697	6,120,655
General and administrative	1,103,190	1,988,943	5,278,768	6,119,513
Restructuring costs (benefit)	310,313	—	1,261,578	(159,597)
Total operating expenses	3,572,781	3,800,999	14,907,380	18,597,621
Operating income (loss)	315,059	1,397,537	(47,378)	1,021,943
Interest and other income (loss), net	(124,961)	(222,057)	(626,048)	38,064
Income (loss) before income taxes	190,098	1,175,480	(673,426)	1,060,007
Income tax expense	267,156	(199,746)	233,288	7,606
Net income (loss)	$(77,058)	$1,375,226	$(906,714)	$1,052,401
Less: Accrual of Series A redeemable convertible preferred stock dividends	348,825	238,379	1,035,977	873,043
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	13,469	—	254,212	—
Less: Deemed dividend on Series A redeemable convertible preferred stock	—	—	2,269,042	—
Net income (loss) attributable to common stockholders	$(439,352)	$1,136,847	$(4,465,945)	$179,358
Basic net income (loss) per share attributable to common stockholders	$—	$0.03	$(0.05)	$—
Diluted net income (loss) per share attributable to common stockholders	$—	$0.02	$(0.05)	$—
Weighted average basic shares outstanding	145,216,248	44,563,490	93,330,146	44,413,061
Weighted average diluted shares outstanding	145,216,248	51,938,922	93,330,146	49,194,706

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP income (loss) from operations	$315,059	$1,397,537	$(47,378)	$1,021,943
Non-cash stock option expense (1)	29,024	140,961	$64,672	$422,953
Restructuring costs (benefit) (3)	310,313	—	1,261,578	(159,597)
Non-GAAP income (loss) from operations	$654,396	$1,538,498	$1,278,872	$1,285,299

GAAP net income (loss) attributable to common stockholders	$(439,352)	$1,136,847	$(4,465,945)	$179,358
Non-cash stock option expense, net of income taxes (2)	29,024	140,961	64,672	422,953
Restructuring costs (benefit) (3)	310,313	—	1,261,578	(159,597)
Effects of Series A redeemable convertible preferred stock (4)	362,294	238,379	3,559,231	873,043
Non-GAAP net income (loss) attributable to common stockholders	$262,279	$1,516,187	$419,536	$1,315,757

GAAP gross margin	81%	83%	83%	78%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	81%	83%	83%	78%

GAAP gross margin - Product	84%	95%	93%	91%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	84%	95%	93%	91%

GAAP gross margin - Support and Service	80%	75%	79%	71%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Support and Service	80%	75%	79%	71%

GAAP operating margin	7%	22%	—%	4%
Non-cash stock option expense (1)	1%	2%	—%	2%
Restructuring costs (3)	7%	0%	7%	(1%)
Non-GAAP operating margin	15%	24%	7%	5%

GAAP Basic EPS	$0.00	$0.03	$(0.05)	$—
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.00	0.01
Restructuring costs (3)	0.00	0.00	0.01	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.00	0.00	0.04	0.02
Non-GAAP Basic EPS	$0.00	$0.03	$0.00	$0.03

GAAP Diluted EPS	$0.00	$0.02	$(0.05)	$0.00
Non-cash stock option expense, net of income taxes (2)	0.00	0.00	0.00	0.01
Restructuring costs (3)	0.00	0.00	0.01	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.00	0.01	0.04	0.02
Non-GAAP Diluted EPS	$0.00	$0.03	$0.00	$0.03

Weighted average basic shares outstanding (GAAP and as adjusted)	145,216,248	44,563,490	93,330,146	44,413,061
Weighted average diluted shares outstanding (GAAP)	145,216,248	51,938,922	93,330,146	49,194,706
Weighted average diluted shares outstanding (Non-GAAP)	327,118,040	51,938,922	381,705,278	49,194,706

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Cost of revenue - Support and Service	6,314	8,894	26,203	64,427
Research and development costs	17,883	21,045	77,116	233,955
Selling and marketing	3,579	8,108	19,615	48,286
General and administrative	1,248	102,914	(58,262)	76,285
Total non-cash stock based compensation expense	$29,024	$140,961	$64,672	$422,953

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the twelve months ended months ended December 31, 2018 and 2017, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)
Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.